Exhibit 1(b)

                              THE JAPAN FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

            THE JAPAN FUND, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Corporation desires to amend and restate the charter of the Corporation as currently in effect.

            SECOND: The charter of the Corporation is hereby amended and restated as follows:

                                      * * *

            FIRST: We, the subscribers, PETER O.A. SOLBERT, JOHN M. BLEWER and JOSEPH F. JOHNSTON, JR., the post office address of all of whom is 15 Broad Street, New York, New York 10005, all being at least twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

            SECOND: The name of the corporation (hereinafter called the Corporation) is THE JAPAN FUND, INC.

            THIRD: The purpose or purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

            (1) To act as an investment company under the federal Investment Company Act of 1940 and to exercise and enjoy all the powers, rights and privileges granted to or conferred upon corporations by the Maryland General Corporation Law.

            (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

            Except as expressly provided in Article VII of this charter, the foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this charter and each shall be regarded as independent; provided, however, that the Corporation shall not have the power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it
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carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

            FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 32 South Street, Baltimore, Maryland 21202. The Corporation's resident agent in charge of said principal office is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

            FIFTH:

            (1) The total number of shares which the Corporation has authority to issue is 600 million (600,000,000) shares of Common Stock of the par value of $.33-1/3 each, all of one class, having an aggregate par value of $199,999,999.80.

            (2) The Board of Directors may classify and reclassify any unissued shares of Common Stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, qualifications or terms or conditions of redemption of such shares of stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution, or winding up of the affairs of or upon any distribution of the general assets of the Corporation.

            (3) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation on the date, fixed in accordance with the By-Laws, for determination of stockholders entitled to vote at such meeting, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to (c) below, the shares of all other classes or series shall


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      vote as a single class or series; and (c) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote. If the By-Laws so provide, meetings of stockholders, whether annual or special, may be held outside the State of Maryland. The presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, stockholders holding a majority of the shares represented at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

            (4) Notwithstanding any provisions of the law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of capital stock of the Corporation entitled to be cast to take or authorize any action, such action may be taken or authorized upon the concurrence holders of a majority of the total number of shares of the Corporation, or of a series of the Corporation, as applicable, outstanding and entitled to vote thereon, and any such action so taken or authorized shall be valid and effective, except to the extent otherwise required by the Investment Company Act of 1940 and rules thereunder.

            The vote of two-thirds of the outstanding shares of Common Stock of the Corporation shall be necessary to authorize any of the following actions: (i) a merger into or consolidation with an open-end investment company, (ii) the dissolution of the Corporation, (iii) the transfer of all or substantially all of the assets of the Corporation, (iv) any amendment to this charter which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two-thirds vote required to authorize the actions listed in this paragraph or (v) a merger into or consolidation with a closed-end investment company whose charter does not require the vote of at least two-thirds of each class of stock entitled to be cast to approve the actions listed in this paragraph.

            (5) No holder of any class of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or series which it may issue or sell (whether out of the number of shares authorized by this charter, or by any amendment hereto, or out of any shares of the capital stock of the


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      Corporation acquired by it after the issue thereof, or otherwise), or any securities convertible into such share of capital stock, other than such right, if any, as the Board of Directors, in its discretion, may determine.

            (6) All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of this charter.

            (7) Any fractional share shall carry proportionally all the rights of a whole share, including the right to vote and to receive dividends.

            (8) The consideration per share to be received by the Corporation upon the issuance or sale of any shares of its capital stock shall be the net asset value per share determined in accordance with the requirements of the Investment Company Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) and in conformity with generally accepted accounting principles.

            (9) To the extent the Corporation has funds or property legally available therefor, each stockholder of the Corporation shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares at a redemption price equal to the net asset value per share of the capital stock next determined after the shares are properly tendered for redemption (less such redemption fee as may be determined from time to time by the Board of Directors); such determination of the net asset value per share shall be made in accordance with the requirements of the Investment Company Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) and in conformity with generally accepted accounting principles.

            Notwithstanding the foregoing, the Corporation may but need not postpone payment or deposit of the redemption price and may suspend the right of the holders of its capital stock to require the Corporation to redeem shares of such capital stock for such periods and to the extend permitted by, or in accordance with, the Investment Company Act of 1940 and the rules, regulations and orders issued thereunder.

            Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole


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      discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such a price, at such time and subject to such conditions as may be required or permitted by applicable law.

            (10) Transfers of shares of the capital stock of the Corporation will be recorded on the stock transfer records of the Corporation only at such times as stockholders shall have the right to require the Corporation to redeem shares pursuant to paragraph (9) of this ARTICLE FIFTH and at such other times as may be permitted by the Corporation.

            (11) The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class or series of stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary hereto:

            All consideration received by the Corporation for the issue or sale of stock of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, and shall be so recorded on the books of account of the Corporation. Any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily attributable to a particular class or series shall be allocated to and among any one or more series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series or class shall belong to that series or class. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

            The assets belonging to each class or series shall be charged with the liabilities of the Corporation in respect of that class or series and with all expenses, costs, charges and reserves attributable to that class or series and with all expenses, costs, charges and reserves attributable to that class or series and shall be so recorded on the books of account of the Corporation. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as


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      belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

            The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding. "Income belonging to" a class or series includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class or series, for the relevant time period.

            Dividends and distributions on shares of a particular class or series may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class or series.

            All dividends on shares of a particular class or series shall be paid only out of the income belonging to that class or series and capital gains distributions on shares of the class or series shall be only out of the capital gains belonging to the class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the shareholders of that class or series held by such shareholders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

            (12) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding


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      shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

            SIXTH: The number of directors of the Corporation shall be three. However, the By-Laws of the Corporation may fix the number of directors at a number greater than that fixed in this charter, any may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by this charter or by the By-Laws within a limit specified in the By-Laws (provided that in no case shall be the number of Directors be less than three) and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

            SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

            (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock into any class or series, whether now or hereafter authorized, for such consideration (which shall consist only of cash or securities) as may be deemed advisable by the Board of Directors and without any action by the stockholders.

            (2) The By-Laws of the Corporation may divide the directors of the corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.

            (3) The Board of Directors shall have power, if authorized by the By-Laws, to designate by resolution or resolutions adopted by the Board of Directors one or more committees, each committee to consist of two or more members of the Board, which, to the extent provided in said resolutions or in the By-Laws of the Corporation and permitted by the laws of Maryland, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the


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      seal of the Corporation to be affixed to all papers which may require it, provided that nothing herein shall be deemed to prohibit the designation of additional committees for limited and appropriate purposes.

            (4) The Board of Directors shall, subject to the laws of Maryland, have power to determine from time to time whether and to what extent and what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Maryland, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders.

            (5) Any director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

            (6) If the By-Laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

            (7) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of this charter, and of the By-Laws of the Corporation.

            (8) Whenever the Corporation shall be entitled to vote as the owner of any security, such security may be voted (i) by the President or a Vice-President, or (ii) by such person or persons as may be thereunto authorized in any proxy or power of attorney signed by the President or a Vice-President, or (iii) by any person or persons thereunto authorized by the Board of Directors.

            EIGHTH: (1) Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he is made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because


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      of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payment made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon receipt by the Corporation of a written opinion of independent counsel selected by the Board of Directors, or the adoption by a majority of the entire Board (in which majority there shall not be included any director who shall have or shall at any time have had any financial interest adverse to the Corporation in such action, suit or proceeding or the subject matter or outcome thereof) of a resolution, to the effect that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Such a determination by independent counsel or by the Board of Directors and the payment of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceeding on the grounds that the director or officer was liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other right to which the officers and directors may be entitled according to law.

            (2) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal. This Paragraph (2) shall not protect any director officer of the Corporation against any liability to the Corporation or to its security holders to which he would be otherwise subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

            NINTH: From time to time any of the provisions of this charter may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise) upon the vote of


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the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by this charter are granted subject to the provisions of this Article NINTH.

                                   *  *  *

            THIRD: The foregoing Articles of Amendment and Restatement do not increase the authorized stock of the corporation.

            FOURTH: The foregoing amendment and restatement of the charter of the Corporation was advised by the Board of Directors and approved by the stockholders.

            FIFTH: The following are the current members of the Board of Directors of the Corporation:

            Allan Comrie            William V. Rapp
            William L. Givens       Henry Rosovsky
            John F. Loughran        Robert G. Stone, Jr.
            Minoru Makihara         0. Robert Theurkauf
            Jonathan Mason          Shoji Umemura
            James W. Morley         Hiroshi Yamanaka

            IN WITNESS WHEREOF, The Japan Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 7th day of January, 1992.

                                          THE JAPAN FUND, INC.


                                          By /s/  O. Robert Theurkauf
                                             -------------------------
                                             O. Robert Theurkauf
                                             President


            (Seal)

WITNESS:


/s/ [Illegible]
--------------------------
Name:
Title:


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            THE UNDERSIGNED, President of The Japan Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                    /s/ 0. Robert Theurkauf
                                                    ------------------------
                                                        0. Robert Theurkauf
                                                        President


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